Exhibit 10.6

Amendment No. 1 to Letter of Agreement

This Amendment No. 1 to the Letter of Agreement (“Amendment No. 1”) with an effective date of September 22, 2021 (“Amendment No. 1 Effective Date”), is made by and between Astrotech Corporation and its subsidiaries, a Delaware corporation having its principal place of business at 2028 E. Ben Wright Blvd., #240-9530, Austin, Texas 78741 (“Customer”) and Sanmina Corporation and its subsidiaries, a Delaware corporation having its principal place of business at 2700 North First Street, San Jose, California 95134 ("Sanmina").

WHEREAS, the Parties previously entered into a Letter of Agreement (the “LOA”) having an effective date of March 24, 2021, concerning the manufacture and supply of scheduled products to Customer;

WHEREAS, the Parties now desire to enter into Amendment No 1 to extend the term of the LOA;

NOW, THERFORE, for valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereto agree the LOA is amended as follows:

1.    The Parties agree that the LOA shall now expire December 24, 2022, unless otherwise agreed to in writing by both Customer and Sanmina or pursuant to the LOA.

2.    All other terms provided for in the LOA remain unchanged.

IN WITNESS THEREOF, the Parties hereto have executed this Amendment No. 1 by a duly authorized officer or representative as of the Amendment No. 1 Effective Date.

Astrotech Corporation		Sanmina Corporation

Signature	/s/ Eric Stober	Signature	/s/ Randy W. Thomas

Name	Eric Stober	Name	Randy W. Thomas

Title	CFO	Title	Vice President Business Development

Date	Sep 23, 2021	Date	Sep 23, 2021